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                                                                     Exhibit 5.1

                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]


                                  July 21, 2000


Chiles Offshore LLC
11200 Richmond Avenue
Suite 490
Houston, Texas 77082

Ladies and Gentlemen:

                  We have acted as counsel to Chiles Offshore LLC, a Delaware limited liability company (to be renamed "Chiles Offshore Inc." following its conversion into a Delaware corporation and herein referred to as the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1, Registration No. 333-39418 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed initial public offering (the "Offering") by the Company of up to $166.75 million in shares of common stock, $.01 par value (the "Common Stock") of the Company.

                  The shares of Common Stock are to be issued and sold by the Company pursuant to an Underwriting Agreement among the Company, Credit Suisse First Boston Corporation, Salomon Smith Barney, Inc., Prudential Securities Incorporated, and Wasserstein Perella Securities, Inc., as representatives of the several underwriters named therein, substantially in the form of the draft Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").

                  In so acting, we have examined originals or copies, (certified or otherwise identified to our satisfaction), of the Second Amended and Restated Operating Agreement of the Company, as amended to date, the form of the Certificate of Incorporation of Chiles Offshore Inc. filed as Exhibit 3.3 to the Registration Statement,
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WEIL, GOTSHAL & MANGES LLP

Chiles Offshore LLC
July 21, 2000
Page 2


the form of the By-Laws of Chiles Offshore Inc. filed as Exhibit 3.4 to the Registration Statement, the Registration Statement, the Prospectus, the Underwriting Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  In rendering this opinion, we have also assumed that (i) the Underwriting Agreement will be valid and binding, (ii) the Company will convert to a Delaware corporation, and (iii) prior to the sale of the shares of Common Stock, the Board of Directors (or a committee thereof authorized to act on its behalf) of the Company will duly authorize the terms of and the prices at which the shares of Common Stock are to be issued and sold.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, with respect to the offering of shares of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) the Company has converted into a Delaware corporation, (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters; (v) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and by-laws of the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the Common Stock in the form of the specimen certificates examined by us and filed as an Exhibit to the Registration Statement are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Common Stock, when issued and sold in accordance with the duly
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WEIL, GOTSHAL & MANGES LLP

Chiles Offshore LLC
July 21, 2000
Page 3


authorized, executed and delivered Underwriting Agreement will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration therefor is not less than the par value of the Common Stock.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.


                                              Very truly yours,


                                              /s/ WEIL, GOTSHAL & MANGES LLP
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